UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Intelligent Systems Corp.

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4355 Shackleford Road
Norcross, Georgia 30093
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
YOU ARE INVITED TO attend the Annual Meeting of Shareholders of Intelligent Systems Corporation on Thursday, May 25, 2006 at 4:00 p.m., local time, at our corporate offices located at 4355 Shackleford Road, Norcross, Georgia 30093. At the Annual Meeting, shareholders will consider and vote on:
1.	The election of two directors to the Board of Directors to serve until the 2009 Annual Meeting; and

2.	Other matters that may properly come before the meeting or any adjournment thereof.
Only shareholders of record at the close of business on Friday, April 7, 2006 will receive notice of and be entitled to vote at the meeting or any adjournment thereof.
A Proxy Statement and a proxy solicited by the Board of Directors are enclosed with this mailing. To ensure a quorum for the meeting and that your vote may be recorded, please sign, date and return the proxy promptly in the enclosed business reply envelope. If you attend the meeting, you may revoke your proxy and vote in person. Our 2005 Annual Report to Shareholders is enclosed in the same document as the Proxy Statement.

By order of the Board of Directors,

Bonnie L. Herron
Secretary
April 14, 2006
Please complete and return the enclosed proxy promptly so that your vote may be recorded.

VOTING
PROPOSAL 1 — THE ELECTION OF TWO DIRECTORS
CODE OF ETHICS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT PUBLIC ACCOUNTANTS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SHAREHOLDERS’ PROPOSALS FOR ANNUAL MEETING IN 2007
OTHER MATTERS WHICH MAY COME BEFORE THE MEETING
ADDITIONAL INFORMATION

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 25, 2006
We are sending this Proxy Statement to the shareholders of Intelligent Systems Corporation (the “company”) in connection with the solicitation of proxies by the Board of Directors to be voted at the 2006 Annual Meeting of Shareholders of Intelligent Systems Corporation and any adjournment thereof. The Annual Meeting will be held on May 25, 2006 at our corporate offices located at 4355 Shackleford Road, Norcross, Georgia 30093 at 4:00 p.m. local time. We expect to first mail this Proxy Statement and the accompanying proxy to shareholders on or about April 14, 2006.
VOTING
General
The securities that can be voted at the Annual Meeting consist of common stock of Intelligent Systems Corporation, $.01 par value per share. Each share entitles its owner to one vote on each matter submitted to the shareholders. The record of shareholders entitled to vote at the Annual Meeting was taken as of the close of business on Friday, April 7, 2006. On that date, we had outstanding and entitled to vote 4,478,971 shares of common stock with each share entitled to one vote.
Quorum
A majority of the outstanding shares of our common stock must be present, in person or by proxy, to constitute a quorum at the Annual Meeting. We will treat shares that are withheld or abstain from voting as present at the Annual Meeting for purposes of determining a quorum. If a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, the shares held by that record holder (referred to as “broker non-votes”) will also be counted as present in determining whether we have a quorum.
Proxies
At the Annual Meeting, the persons named as proxies will vote all properly executed proxy cards delivered in connection with this solicitation and not revoked in accordance with the directions given. Shareholders should specify their choices with regard to the proposal to be voted upon on the accompanying proxy card. If no specific instructions are given with regard to the matter to be voted upon, then the shares represented by a signed proxy card will be voted “FOR” the election of the director nominees. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.
Some of our shareholders hold their shares through a broker, bank, custodian or other nominee, rather than directly in their own name. This is commonly referred to as holding shares in “street name.” If you hold shares in street name, these proxy materials are being forwarded to you by your broker, bank, custodian or other nominee, which is considered, with respect to such shares, to be the shareholder of record. As the beneficial owner of shares held in street name, you have the right to direct the nominee how such shares should be voted. You also have the right to attend the Annual Meeting. However, since you are not the shareholder of record, you must first obtain a signed proxy from the shareholder of record giving you the right to vote the shares at the Annual Meeting. Your broker, bank, custodian or other nominee has enclosed or provided you a voting instruction card for you to use in directing the nominee how to vote your shares or obtain a proxy from the nominee.
You may revoke your proxy card or voting instructions delivered in connection with this solicitation at any time prior to voting at the Annual Meeting by:
•	giving written notice to the Secretary of the company at 4355 Shackleford Road, Norcross, Georgia 30093, for shareholders of record, or
•	executing and delivering to the Secretary a later dated proxy or, for shares held in street name, by submitting new voting instructions to your nominee, or
•	voting in person at the Annual Meeting.

You cannot revoke your proxy or voting instructions as to any matter upon which, prior to such revocation, a vote has been cast in accordance with the authority conferred by such proxy or voting instructions.
We will pay all expenses incurred in connection with the solicitation of proxies. Such costs include charges by brokers, fiduciaries and custodians for forwarding proxy materials to beneficial owners of stock held in their names. We may solicit proxies by mail, telephone and personal contact by directors, officers, and employees of the company without additional compensation.
Security Ownership of Principal Shareholders, Directors and Certain Executive Officers and Related Stockholder Matters
The following table contains information concerning the only persons who are known to us to be beneficial owners of more than 5 percent of our common stock as of March 31, 2006, and the ownership of our common stock as of that date by each director, each executive officer named in the Summary Compensation Table and by all directors and officers as a group.

		Shares	Percent
Beneficial Owner	Address	Beneficially Owned [a,d]	of Class [a]

J. Leland Strange Chairman of the Board, President, CEO	4355 Shackleford Road Norcross, GA 30093	772,794 [b]	17.1%

Wallace R. Weitz & Company [c]	1125 South 103rd St., Suite 600 Omaha, NE 68124	858,499	19.2%

James V. Napier, Director		30,100	*

John B. Peatman, Director		20,280	*

Parker H. Petit, Director		30,327	*

Francis A. Marks, Vice President		111,900	2.6%

Bonnie L. Herron Vice President, Chief Financial Officer and Corporate Secretary		83,825	1.9%

All Directors and Executive Officers as a Group (7 persons)		1,115,152 [d]	25.0%

a.	Except as otherwise noted, beneficial ownership is determined on the basis of 4,478,971 shares of common stock issued and outstanding plus securities deemed outstanding pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended. Pursuant to the rules on the Securities and Exchange Commission (the “SEC”), a person is deemed to beneficially own shares of the company’s common stock if that person has or shares “voting power”, which includes the power to vote or to direct the voting of a security, or “investment power”, which includes the power to dispose of or to direct the disposition of a security. An asterisk indicates beneficial ownership of less than 1 percent.

b.	Includes 96,953 shares owned by Jane H. Strange, Mr. Strange’s wife. Mr. Strange disclaims any beneficial interest in the shares.

c.	Based on information set forth in a Schedule 13G filed January 13, 2006, in which Wallace R. Weitz and Company, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, reported beneficial ownership of 858,499 shares of common stock, of which Wallace R. Weitz and Company has the sole power to vote and to dispose.

d.	Includes 181,014 shares reserved for issuance to officers and directors pursuant to stock options that were exercisable at March 31, 2006 or within sixty days of such date which are deemed beneficially owned by such person pursuant to Rule 13d-3(d)(1) of the Exchange Act. The amounts reported above for Messrs. Napier, Peatman and Petit include 19,000 shares each for shares underlying stock options exercisable at March 31, 2006 or within sixty days of such date. The amounts reported above for Mr. Strange and Ms. Herron include 45,000 and 35,000 shares, respectively, for shares underlying stock options exercisable at March 31, 2006 or within sixty days of such date.

Securities Authorized for Issuance Under Equity Compensation Plans

			(c) Number of securities remaining
	(a) Number of securities to be	(b) Weighted-average	available for future issuance under
	issued upon exercise of	exercise price of	equity compensation plans
	outstanding options, warrants	outstanding options,	(excluding securities reflected in
Plan category	and rights	warrants and rights	column (a))

Equity compensation plans approved by security holders	152,680	$2.29	350,000
Equity compensation plans not approved by security holders	86,000	$3.04	108,000

Total	238,680	$2.56	458,000
The company instituted the 1991 Incentive Stock Plan (the “1991 plan”) in December 1991 and the 1991 Plan expired in December 2001. Effective August 22, 2000, the company adopted the Non-Employee Director Stock Option Plan (the “Director Plan”). Up to 200,000 shares of common stock may be issued under the Director Plan to non-employee directors with each director receiving an initial grant of 5,000 options followed by annual grants of 4,000 options on the date of each subsequent Annual Meeting. The company instituted the 2003 Incentive Stock Plan (the “2003 Plan”) in March 2003. The 2003 Plan authorizes the issuance of up to 450,000 options to purchase shares of common stock to officers and key employees. No options were granted under the 2003 Plan in 2004 or 2005. Non-qualified stock options are granted under the company’s equity compensation plans at fair market value on the date of grant and vest 50 percent on each of the first and second anniversaries of the date of grant.
PROPOSAL 1 — THE ELECTION OF TWO DIRECTORS
Nominees
At the Annual Meeting of Shareholders, shareholders will elect two directors to the Board of Directors to serve a three-year term until the 2009 Annual Meeting of Shareholders. The other directors’ terms expire at the Annual Meeting of Shareholders listed in the following table for each category of directors, or until their earlier death, resignation or removal from office. Directors are elected by a plurality of the shares present and voting at the meeting. A “plurality” means that the individuals who receive the largest number of votes cast are elected as director up to the maximum number of directors to be chosen at the meeting. Therefore, shares that are withheld or abstain from voting and broker non-votes will have no effect on the outcome of the vote. Unless contrary instructions are given, the persons named as proxies will vote the shares represented by a signed proxy card “FOR” the nominees.
If a nominee withdraws for any reason or is not able to serve as a director, the proxy will be voted for another person designated by the Board of Directors as substitute nominee, but in no event will the proxy be voted for more than two nominees. The Board of Directors has no reason to believe that the nominees will not serve if elected.
The Board of Directors has nominated the persons named in the following table to serve as directors of the company. The nominees are currently directors of the company. The nominees and other directors gave us the following information concerning their current age, other directorships, positions with the company, principal employment and shares of our common stock beneficially owned as of March 31, 2006.

The Board of Directors recommends that shareholders vote “FOR” the proposal to elect the two nominees listed below as directors of the company.

			Shares of Common Stock
			Beneficially Owned
Name	Age	Position / Principal Occupation	(Percent of Class)

Nominees for election to serve until the 2009 Annual Meeting

James V. Napier [2]	69	Director, former Chairman of the Board of Scientific Atlanta, Inc.	30,100	*

J. Leland Strange	64	Director, Chairman of the Board, President and Chief Executive Officer	772,794	17.1%

Incumbent director elected to serve until the 2008 Annual Meeting

Parker H. Petit 1 & 2	66	Director, Chairman, President and Chief Executive Officer of Matria Healthcare, Inc.	30,237	*

Incumbent director elected to serve until the 2007 Annual Meeting

John B. Peatman 1 & 2	71	Director, Professor of Electrical Engineering at Georgia Institute of Technology	20,280	*

*	Less than one percent; share amount includes 19,000 shares pursuant to stock options exercisable at March 31, 2006 or within sixty days of such date.

1.	Audit Committee

2.	Compensation Committee
Mr. Napier has served as a director since 1982. Mr. Napier served as Chairman of the Board of Scientific-Atlanta, Inc., a firm involved in cable television electronics and satellite-based communication networks, from 1993 until November 2000. He serves as a director of McKesson Corporation, Vulcan Materials Company, Engelhard Corporation, Personnel Group of America, Inc. and Wabtec Corporation. The Board of Directors has determined that Mr. Napier is an independent director under applicable rules of the American Stock Exchange (the “AMEX “).
Dr. Peatman has served as a director since 1979 and has been a Professor of Electrical Engineering at the Georgia Institute of Technology since 1964. The Board of Directors has determined that Dr. Peatman is an independent director under applicable rules of the AMEX.
Mr. Petit has served as a director since 1996. Mr. Petit has served as Chairman of the Board and a director of Matria Healthcare, Inc., a comprehensive disease management services company listed on the NASDAQ National Market, since March 1996 and he has served as President and CEO of Matria since October 2000. Mr. Petit was founder and Chairman of the Board of Directors of Healthdyne, Inc., Matria’s predecessor, from 1970 to 1996. He also serves as a director of Logility, Inc. The Board of Directors has determined that Mr. Petit is an independent director under applicable rules of the AMEX.
Mr. Strange has served as our President since 1983 and our Chief Executive Officer and Chairman of the Board of Directors since 1985. He serves as a director of Allied Holdings, Inc.
There are no family relationships among any of the company’s directors and executive officers.
Meetings and Committees of the Board of Directors
The Board of Directors met four times during the year ended December 31, 2005. The Board of Directors has established an audit committee, a compensation committee, and a plan committee, but has no nominating committee. The Audit Committee of the Board of Directors met four times during 2005. During 2005, the Audit Committee consisted of Messrs. Peatman and Petit. In 2005, the Audit Committee appointed the company’s independent auditor, met with the independent auditor to review its report on the 2004 audit and the 2005 quarterly reviews and carried out a number of other responsibilities, as outlined in the Amended Audit Committee Charter.
Each of the members of the Audit Committee is independent, as such term is defined in the listing standards of the AMEX and the rules of the SEC, and the Audit Committee meets the composition requirements of AMEX’s listing standards for Small Business

Issuers (as defined by the rules of AMEX). The Board of Directors has determined that Mr. Petit is an audit committee financial expert as defined by the rules of the SEC, and is financially sophisticated as defined in the listing standards of AMEX. The Board of Directors based this determination, in part, on Mr. Petit’s experience in actively supervising senior financial and accounting personnel and in overseeing the preparation of financial statements as the Chief Executive Officer and Chairman of a publicly-traded company. The publicly traded companies with which Mr. Petit is associated are larger and more complex than is the company.
The Board has a Compensation Committee consisting of Messrs. Napier, Petit and Peatman, which met once during the last year. The Compensation Committee reviews and makes recommendations concerning the appropriate compensation level for the officers of the company and any changes in the company’s various benefit plans.
The Plan Committee, which did not meet in 2005, is responsible for administering the 1991 Stock Option Plan (the “1991 Plan”) and the 2003 Stock Incentive Plan (the “2003 Incentive Plan”). The Plan Committee has the same members as the Compensation Committee.
All directors attended at least 75 percent of the meetings of the Committees of the Board on which they serve and at least 75 percent of the meetings of the Board of Directors.
The company does not currently have a standing nominating committee. Please see “Nominations Process” below for information regarding the company’s policies and procedures for director nominations.
Executive Officers
The following information is provided about our non-director executive officers as of March 31, 2006.

Name	Age	Position / Principal Occupation

J. William Goodhew, III	68	Vice President
Bonnie L. Herron	58	Vice President, Chief Financial Officer and Secretary
Francis A. Marks	72	Vice President
Mr. Goodhew joined the company in 1997 as Vice President. He was President of Peachtree Software, Inc. from 1985 through 1996. He is former Chairman of the Board of Navision Software A/S.
Mr. Marks joined the company in May 1982 as Vice President of Product Line Programs after 26 years with IBM Corporation in a variety of managerial and executive positions. He was appointed Vice President in 1983 and also serves as President of ChemFree Corporation, one of our wholly owned subsidiaries.
Ms. Herron joined the company in 1982 as Director of Planning at one of our subsidiaries and subsequently at the corporate level. She was elected Corporate Secretary in 1987, Vice President in 1990, and Chief Financial Officer in 1999.
The Board of Directors elects the executive officers to serve until they are removed, replaced or resign.

Executive Compensation

Summary Compensation Table	Annual Compensation
		Salary	Bonus	Other Annual Compensation 1.
Name and Principal Position	Year	$	$	$

J. Leland Strange	2005	269,231	—	4,038
President & Chief Executive Officer	2004	259,615	—	3,894
	2003	250,000	—	3,385

Francis A. Marks	2005	130,000	—	—
Vice President	2004	135,000	10,000	—
	2003	130,000	10,000	—

Bonnie L. Herron	2005	150,385	—	2,256
Vice President, Chief Financial Officer & Secretary	2004	140,192	—	2,103
	2003	135,000	—	1,947

1.	Includes matching contributions by the company to the respective accounts of the executive officers pursuant to the terms of our Tax-Deferred Savings and Protection Plan (the “401(k) Plan”). Such amounts are fully vested.
Option/SAR Grants in Last Fiscal Year
There were no options granted to officers in 2005.
Option Exercises and Year-End Values Table

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
Value of Unexercised
			Number of Unexercised	In-the-Money Options
	Shares Acquired		Options at FY-End	at FY-End 1.
	on Exercise	Value Realized	Exercisable/Unexercisable	Exercisable/Unexercisable
Name	#	$	#	$

J. Leland Strange	- 0 -	- 0 -	30,000/15,000	18,900/9,450
Francis A. Marks	- 0 -	- 0 -	0/0	0/0
Bonnie L. Herron	- 0 -	- 0 -	23,333/11,667	14,700/7,350

1.	Based on the difference between the exercise price and the closing sales price per share for the Common Stock on December 31, 2005 of $2.14, as reported by the American Stock Exchange.
Compensation of Directors
Non-employee directors earn $8,000 per year plus a fee of $2,000 per meeting day. Total compensation is capped at $16,000 annually. Effective January 1, 1992, the company adopted the Outside Directors’ Retirement Plan which provides for each non-employee director, upon resignation from the Board after reaching the age of 65, to receive a lump sum cash payment equal to $5,000 for each full year of service as a director of the company (and its predecessors and successors) up to $50,000. Effective August 22, 2000, the company adopted the Non-Employee Director Stock Option Plan which provides for an initial grant to each director of 5,000 options to purchase common stock of the company and annual grants of 4,000 options on the date of each subsequent Annual Meeting. Options are granted at fair market value on the date of grant.
Change-in-Control Arrangements
Effective January 1, 1992, we adopted the Change in Control Plan for Officers so that if control of the company changes in the future, management would be free to act on behalf of the company and its shareholders without undue concern for the possible loss of future compensation. A “change in control” means either: (i) the accumulation by an unrelated person of beneficial ownership of more than 25 percent of the company’s common stock, (ii) the sale of all or substantially all of the company’s assets to an unrelated person, in a merger or otherwise, or (iii) a change of control within the meaning of any rules promulgated by the Securities and Exchange Commission.

Under the Change in Control Plan, if the employment of an officer of the company terminates for any reason within 12 months of a change in control, the officer would receive a lump sum cash payment in an amount equal to twice the total of (i) such officer’s base annual salary at the time of termination, (ii) the cash value of annual benefits, and (iii) such officer’s bonus for the most recent year, if any. Additionally, upon a change in control, all options shall vest and the exercise period for all options becomes the longer of (i) one year after the date of termination or (ii) the exercise period specified in the officer’s option agreement. The right to such benefits would lapse one year after the occurrence of the last change in control event to occur if there were no actual termination during that period. Currently, J. Leland Strange, Francis A. Marks and Bonnie L. Herron are the only officers designated by the Board to participate in the Change in Control Plan.
Compensation Committee Report on Executive Compensation
The Compensation Committee of the Board of Directors reviews and approves compensation paid by the company to its executive officers. The Compensation Committee reviews compensation of the executive officers annually with input from the Chief Executive Officer (other than for the Chief Executive Officer). The Plan Committee is responsible for administering the 1991 Plan and the 2003 Incentive Plan, including selecting individuals who will receive stock option grants and determining the timing, pricing and amounts of the options granted. Both committees are comprised of three non-employee directors of the company.
Given our current level of executive compensation, it was not necessary for the Compensation Committee to consider the cap on deductibility of compensation over $1 million for named executive officers.
The basic goal of our compensation program for executive officers is to:
•	fairly compensate executive officers in line with their responsibilities and contributions to the company;
•	reward management for achievement of financial or other measurable goals of the company and specified subsidiaries, where the contribution of the executive is related to operations under his/her control; and
•	align management’s compensation with shareholder interests as measured by stock price appreciation.
The compensation of executive officers consists of a base salary, a cash bonus and long-term compensation consisting of stock options. Because the company does not have readily identifiable comparative companies, the Compensation Committee determines the base salary for non-CEO executive officers with input from the Chief Executive Officer. The Committee intends the base salary to be in the median range for persons with similar experience and scope of responsibility. The Committee considers a number of subjective factors including the nature, scope and variety of responsibilities of each executive as well as the company’s financial results and condition. The Committee considers an individual executive’s performance in a variety of functions which may include line responsibility for established as well as start-up companies, corporate development activities (including acquisitions and investments), completion of significant transactions, contribution to and management of the company’s minority-owned businesses and other corporate or subsidiary functions.
Cash bonuses are earned on an irregular basis by the named executives based on achievement of goals of the company as a whole or those subsidiaries or projects for which the named executive has management responsibility.
Our long-term incentive compensation plan is based on the 2003 Incentive Plan, which is designed to reward executives for increases in the market price of our stock, thus linking the interest of executives and shareholders. The Plan Committee, in its sole discretion, grants options to those individuals whose contribution is most likely to have an impact on our overall performance and price of the company’s common stock. The Committee intends for the number of options granted to an individual executive to provide an adequate financial incentive over a three to five year time frame and to provide the executives with an equity interest in the company. The number of options granted to an executive officer depends upon a subjective evaluation of the individual’s contribution to the company. The Plan Committee granted an aggregate of 100,000 options to purchase shares of the company’s common stock in 2003. There were no options grants in 2004 or 2005. The named executive officers currently have an aggregate of 80,000 unexercised stock options under the 2003 Plan.
It is our policy to provide executives with the same benefits provided to all other employees with respect to medical, dental, life insurance and 401(k) plans.

Chief Executive Officer Compensation
The Compensation Committee reviews the compensation of the Chief Executive Officer annually. Mr. Strange, the second largest shareholder of the company, does not have an employment agreement with the company. Since there have not been directly comparable peer group companies, the Compensation Committee considers a number of subjective factors in setting Mr. Strange’s compensation. The Compensation Committee considered the nature, scope and variety of his responsibilities; his contribution to increasing the value of the company’s majority and minority-owned companies; his performance as chief executive of the company’s CoreCard Software subsidiary; and the company’s financial results and condition. The Compensation Committee believes Mr. Strange’s compensation is appropriate in consideration of the scope of his position, the performance of the company and the value of his contribution to the company’s operations and affiliate companies. Mr. Strange was awarded stock options in 2003 under the same conditions as described above for all executive officers. In determining the number of options granted, the Plan Committee considered his base salary, the number of shares owned by Mr. Strange, and the number of options granted to other executives.

COMPENSATION COMMITTEE	PLAN COMMITTEE
James V. Napier (Chair)	James V. Napier (Chair)
Parker H. Petit	Parker H. Petit
John B. Peatman	John B. Peatman
Compensation Committee Interlocks and Insider Participation
Messrs. Napier, Petit and Peatman served as members of the Compensation Committee and the Plan Committee in 2005. None of these individuals is a present or former officer or employee of the company. None of the company’s executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board of Directors or Compensation Committee.
Audit Committee Report
In March 2004, the Board of Directors amended the company’s Audit Committee Charter. The Audit Committee Charter includes organization and membership requirements, a statement of policy and the Committee’s authority and responsibilities. All members of the Audit Committee currently meet the independence and qualification standards set forth in the AMEX listing standards.
Management is responsible for our company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the company’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) (PCAOB”) and for issuing a report thereon. As outlined in more detail in the Audit Committee Charter, the Audit Committee’s responsibility is generally to approve all services provided by and compensation paid to the independent auditors; review the adequacy of the company’s internal and disclosure controls and risk management practices; review and monitor the annual audit of the financial statements including the financial statements produced and notes thereto; review SEC filings containing the company’s financial statements; regularly meet with the independent auditors and management in separate sessions; and authorize investigations into any matter within the scope of their responsibilities. During fiscal year 2005, among its other activities, the Audit Committee:
•	engaged the independent auditors and established their compensation;
•	reviewed and discussed with management and the independent auditors the audited financial statements of the company as of December 31, 2004 and for the year then ended;
•	discussed with the independent auditors the matters required to be discussed by PCAOB standards (SAS No. 61); and
•	received from the independent auditors the written disclosures and written affirmation of their independence required by Independence Standards Board Standard No. 1 and discussed with the auditors the firm’s independence.
Based upon the reviews and discussions summarized above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Parker H. Petit (Chair)
John B. Peatman
Nominations Process
The Board of Directors has not appointed a standing nominating committee or adopted a formal nominating committee charter because the Board of Directors has determined that due to the size, make-up, independence, long tenure and low turnover of the current Board of Directors, there would be limited benefit to the company or its shareholders to do so. Currently, James V. Napier, Parker H. Petit and John B. Peatman, all of whom meet the applicable AMEX independence requirements, participate in the consideration of director nominees. They met once during 2005. Messrs. Napier, Petit and Peatman also nominate the officers of the company for election by the Board of Directors.
The Board of Directors has never received a recommendation from a shareholder as to a candidate for nomination to the Board of Directors and therefore has not previously formed a policy with respect to consideration of such a candidate. However, it is the Board’s intent to consider any security holder nominees that may be put forth in the future. The Board has not identified any specific, minimum qualifications or skills that it believes must be met by a nominee for director. It is the intent of the Board to review from time to time the appropriate skills and characteristics of directors in the context of the current make-up of the Board and the requirements and needs of the company at a given time. Given the current composition, stability and size of the Board of Directors and the company, the fact that the director nominees are standing for re-election and the fact that the Board has received no nominee candidates from security holders, the Board has not considered other candidates for election at the upcoming Annual Meeting of Shareholders. There is one vacancy on the Board of Directors at the present time due to the retirement of a director as of December 31, 2003. The Board has not presently named a nominee for the vacant seat but may do so in the future. Security holders wishing to nominate a candidate for consideration at the Annual Meeting of Shareholders in 2007 should submit the nominee’s name, affiliation and other pertinent information along with a statement as to why such person should be considered for nomination. Such nominations should be addressed to the Board of Directors in care of the Secretary of the company and be received no later than 120 days before the date of the Annual Meeting of Shareholders. The board will evaluate any such nominees in a manner similar to that for all director nominees.
Communication Between Security Holders and the Board of Directors
Security holders wishing to communicate with members of the Board of Directors should send a letter to the Secretary of the company with instructions as to which director(s) is to receive the communication. The Secretary will forward the written communication to each member of the Board of Directors identified by the security holder or, if no individual director is identified, to all members of the Board of Directors. The company has not in the past required members of the Board of Directors to attend each Annual Meeting of Shareholders because the formal meetings have been attended by very few shareholders, and have generally been very brief and procedural in nature. One of the company’s directors attended the 2005 Annual Meeting of Shareholders. The board will continue to monitor shareholder interest and attendance at future meetings and reevaluate this policy as appropriate.
CODE OF ETHICS
The company has adopted a Code of Ethics that applies to all directors, officers, and employees. The Code of Ethics is posted on our website at www.intelsys.com. The company discloses on its website, within the time required by the rules of the SEC, any waivers of, or amendments to, the Code of Ethics for the benefit of an executive officer.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended, and regulations of the Securities and Exchange Commission thereunder require our executive officers and directors and persons who own more than ten percent of our common stock, as well as certain affiliates of these persons, to file initial reports of ownership of our common stock and changes in such ownership with the Securities and Exchange Commission. The Securities and Exchange Commission also requires executive officers, directors and persons owning more than ten percent of our common stock to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us, we believe that, during the fiscal year ended December 31, 2005, the executive officers, directors, and persons owning more than ten percent of our common stock complied with all applicable filing requirements in a timely manner.
INDEPENDENT PUBLIC ACCOUNTANTS
Effective November 24, 2004, the Audit Committee appointed Tauber & Balser, PC as the company’s independent public accountants. Prior to its engagement of Tauber & Balser, PC in 2004, the company did not consult with Tauber & Balser, PC with respect to any of the matters or reportable events set forth in Item 304(a)(2) of Regulation S-B.
Tauber & Balser, PC, Atlanta, Georgia, acted as our principal independent public accountants for the fiscal year ended December 31, 2005. We expect that representatives of Tauber & Balser, PC will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions. The Audit Committee has not yet selected auditors for the current fiscal year ending December 31, 2006 because historically this decision is made in the second half of the year. The following is a summary of fees and expenses billed to the company by BDO Seidman, LLP, our former auditor, and Tauber & Balser, PC for services rendered for the fiscal years ended December 31, 2004 and 2005:
Audit Fees — Our former auditors, BDO Seidman, LLP, billed us $39,510 for reviews of the first three quarters in the year ended December 31, 2004. We also incurred $18,250 for BDO’s services related to the transition to the new auditors and their consent related to the filing of our Financial Statements for the year ended December 31, 2004, none of which had been billed as of December 31, 2004. We were billed fees of $86,853 by Tauber & Balser, PC for the audit of our Financial Statements for the year ended December 31, 2004, none of which had been billed as of December 31, 2004. We incurred aggregate fees of $125,412 for reviews and audit services by Tauber & Balser, PC in the year ended December 31, 2005, of which $28,109 had been billed as of December 31, 2005. Such services were pre-approved by the Audit Committee.
Audit-Related Fees — These fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our Financial Statements and are not reported under “Audit Fees”. There were no such fees billed in the two years ended December 31, 2005.
Fees for Tax Services — We did not pay any fees for tax services to our independent auditors during the two years ended December 31, 2005.
All Other Fees — We were billed $1,942 for other services provided by our independent auditors during the year ended December 31, 2005.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The lease on our headquarters and primary facility at 4355 Shackleford Road, Norcross, Georgia expired May 31, 2004. The former landlord was unwilling to renew this lease and had instead expressed a desire to sell the facility. On June 1, 2004, ISC Properties, LLC, an entity controlled by our Chairman and Chief Executive Officer, J. Leland Strange, purchased the facility from the former landlord and leased approximately 45 percent of the facility to the company in order to allow us to stay in the present facility and to avoid the disruption and expense of a move. After careful consideration, the Board of Directors concluded that the lease transaction was fair to the company and in the best interests of the company and its shareholders, and approved the lease transaction between the company and ISC Properties, LLC effective June 1, 2004. Mr. Strange recused himself from deliberations concerning, and voting to approve, the lease transaction. In connection with this approval, the Board of Directors waived the conflict of interest provisions of our Code of Ethics as they apply to Mr. Strange in connection with the lease transaction. We also evaluated the arrangement to determine if ISC Properties, LLC should be considered a Variable Interest Entity (“VIE”) within the guidance of Financial Accounting Standards Board FIN No. 46. After carefully considering the characteristics of the relationship between the company and ISC Properties, LLC, it was determined that ISC Properties, LLC did not meet the criteria of a VIE and, as a result, ISC Properties, LLC is not consolidated with the company.

SHAREHOLDERS’ PROPOSALS FOR ANNUAL MEETING IN 2007
Shareholders who wish to submit a proposal for inclusion in our proxy statement for the 2007 Annual Meeting of Shareholders must submit such proposals so that they are received by the company no later than December 15, 2006. Such proposals must comply with Exchange Act Rule 14a-8 and all other applicable proxy rules and requirements contained in our bylaws relating to shareholder proposals to be included in our proxy materials. Shareholders intending to present proposals at the Annual Meeting of Shareholders in 2007 but who do not wish to submit the proposal for inclusion in our proxy statement pursuant to Rule 14a-8 should submit these proposals to the Secretary of the company by certified mail, return receipt requested, at our offices in Norcross, Georgia on or before December 15, 2006. Our bylaws contain an advance notice provision that states that, among other things, in order for business to be brought properly before an annual meeting of shareholders by a shareholder, the shareholder must have given timely notice of the business in writing to the Secretary of the company. To be timely under the Bylaws, a shareholder’s notice must be received at our principal offices by December 15, 2006.
OTHER MATTERS WHICH MAY COME BEFORE THE MEETING
The Board of Directors is not aware of any matter other than those stated above that are to be brought before the meeting. However, if any other matter should be presented for consideration and voting, the persons named in the enclosed form of proxy intend to vote the proxy in accordance with their judgment of what is in the best interest of the company.
ADDITIONAL INFORMATION
Any record or beneficial owner of our common stock as of April 7, 2006 may request a copy of our Annual Report on Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2005, including financial statements and schedules. Any request for the Form 10-KSB should be in writing addressed to: Bonnie L. Herron, Intelligent Systems Corporation, 4355 Shackleford Road, Norcross, Georgia 30093. If the person requesting the Form 10-KSB is not a shareholder of record on April 7, 2006, the person must state that he or she is a beneficial owner of our common stock on that date. Shareholders may also view and download a copy of our Annual Report on Form 10-KSB from our web site at www.intelsys.com. We will provide copies of any exhibits to the Form 10-KSB upon request and upon the payment of our reasonable expenses in furnishing such exhibits.

By order of the Board of Directors,

Bonnie L. Herron
Secretary
Norcross, Georgia
April 14, 2006

ANNUAL MEETING OF STOCKHOLDERS OF
INTELLIGENT SYSTEMS CORPORATION
May 25, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
ê  Please detach along perforated line and mail in the envelope provided.  ê

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF TWO DIRECTORS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:
NOMINEES:
☐	for the nominees	¡ ¡	James V. Napier J. Leland Strange
☐	withhold authority for the nominees
☐	for all except (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

This proxy will be voted as directed. If no instructions are specific, the proxy will be voted “FOR” Proposal 1.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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INTELLIGENT SYSTEMS CORPORATION
PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS
     The undersigned, a shareholder of common stock, $.01 par value (the “Common Stock”) of Intelligent Systems Corporation, a Georgia corporation (the “Company”) hereby appoints J. Leland Strange and Bonnie L. Herron, and each of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of the Company to be held on May 25, 2006 at 4:00 p.m., local time, and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as of the record date, April 7, 2006 as directed on the reverse, and in their discretion, upon such other matters as may come before the meeting.

(To be Signed on Reverse Side)	SEE REVERSE SIDE

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